Exhibit 99.2
Final Transcript
Conference Call Transcript

CBZ — Q3 2006 CBIZ, Inc Earnings Conference Call

Event Date/Time: Oct. 24. 2006 / 11:00AM ET

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Final Transcript
CORPORATE PARTICIPANTS
Steven Gerard
CBIZ, Inc. — CEO
Ware Grove
CBIZ, Inc. — CFO
CONFERENCE CALL PARTICIPANTS
Jim Macdonald
First Analysis — Analyst
Robert Kirkpatrick
Cardinal Capital — Analyst
PRESENTATION

Operator
Good morning, ladies and gentlemen, and welcome to the CBIZ 2006 third quarter results conference call. [OPERATOR INSTRUCTIONS] Please note that this conference is being recorded. I will now turn the call over to Mr. Steven Gerard. Mr. Gerard, you may begin.

Steven Gerard — CBIZ, Inc.
Thank you, Rosa. Good morning, everyone, and thank you for calling in to the CBIZ’s third quarter conference call. Before I begin my comments, I’d like to remind you of a few things.
As with all of our conference calls, this call is intended to answer the questions of our shareholders and analysts. If there are media representatives on the call, you are welcome to listen in. However, I ask that if you have questions, you hold them until after the call. We’ll be happy to address your questions at that time.
This call is also being webcast, and you can access the call over our website, www.cbiz.com. You should have all received a copy of the release that was issued this morning. If you did not, you can access it on our website, or you can call our corporate office for a copy.
Finally, please remember that during the course of the call, we may make forward-looking statements. These statements represent management’s intentions, hopes, beliefs, expectations and predictions of the future. Actual results can and sometimes do differ materially from those projected in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in our SEC filings, Form 10-K and press releases.
Joining me on the call this morning are Jerry Grisko, our President and Chief Operating Officer, and Ware Grove, our Chief Financial Officer.
Before the opening this morning, we released our third-quarter results. You will recall that typically our third quarter is our slowest quarter. Notwithstanding that, we reported our revenue was up. Our same-unit revenue was up. Our earnings and earnings per share were up. And we reported the 13th consecutive quarter of same-unit revenue up.
Notwithstanding these very positive results, we did see some trail off in the revenue growth and margin — and some margin compression in a few of our business units, which we will highlight for you in a minute. Also, please remember that the third quarter of last year, which was an unusually high quarter for us.
On balance, we are very comfortable with the results year-to-date, which is the way we manage our business and manage our company. Given the uniqueness of our various business units, we are — we remain on track to meet our previously provided guidance for 2006.

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With that, I’ll turn it over to Ware, who will give you the details of the press release.

Ware Grove — CBIZ, Inc. — CFO
Thanks, Steve. I want to take a few minutes to review the highlights of the results we released earlier this morning.
For the third quarter ended September 30, 2006, total revenue was $143.4 million. This is an increase of $8.1 million or 5.9% compared with the total revenue in the third quarter a year ago. Same-unit revenue growth was 2.3%, and revenue growth from newly acquired business was 3.6% compared with the third quarter a year ago.
Let me remind you that as Steve commented, primarily due to the seasonal nature of our tax compliance and advisory work at CBIZ, which is performed in the first half of the year, third quarter is historically our slowest quarter.
Within our Financial Services Group, we have added 120 people this year to support our revenue growth, and during the third quarter, we added 41 people, including some senior-level positions as we plan ahead for 2007. Combined with a decline in the Sarbanes-Oxley-related consulting business, this has caused a decline in the margins for the third quarter for our Financial Services Group.
Within the Employee Services Group, the core group health insurance and property and casualty insurance business are healthy, but we have experienced a decline in several of our business units, including one of our specialty national businesses that is more transactional in nature, and that has caused a decline in margin within the Employee Services Group in the third quarter.
A year ago, the same unit revenue growth for CBIZ was 8.7% in the third quarter, which as Steve commented — which was a very strong quarter for us a year ago. Nonetheless, during the third quarter of this year, every business segment recorded an increase in same-unit revenue, and we are pleased that this represents the 13th consecutive quarter of same-unit revenue growth for CBIZ.
For the third quarter, earnings per share from continuing operations was $0.05 per share compared with $0.04 per share a year ago. We were able to leverage the 5.9% revenue growth into a 16% increase in net income from continuing operations, and this translates into a 25% increase in earnings per share from continuing operations for the quarter.
For the nine months ended September 30, 2006, total revenue has increased by $37 million, which is an 8.6% increase. Same-unit revenue has increased by 5.5% for the first nine months, and revenue contributed by newly acquired operations contributed growth of 3.1% compared with the first nine months a year ago. Same-unit revenue growth has been recorded in each of our operating groups. Financial Services Group has grown by 5.1% on a same-unit basis. The Employee Services Group has grown by 4.6%. The Medical Management Practices Group has grown by 8.2%. And the National Practices Group has grown by 5.7% through the first nine months of 2006.
The nine-month results demonstrate CBIZ’s continuing ability to leverage top-line revenue growth into a greater rate of growth in earnings by expanding our margins. For the nine months ended September 30, 2006, net income from continuing operations increased by 27%, and earnings per share from continuing operations was $0.30 per share compared with $0.23 per share a year ago, which is an increase of 30%.
As has been mentioned in our earlier conference calls this year, CBIZ is recognizing stock-compensation expense in 2006, as required by FAS 123R. In the third quarter, this expense was approximately $1.1 million, and for the first nine months, this expense was approximately $2.8 million. We expect the impact of this expense for the full year of 2006 to impact earnings per share by approximately $0.03 per share, and this impact was anticipated in the full-year earnings per share targets that we have previously communicated.
Since this expense is new in 2006, I want to remind you — as you look at the margins in each quarter and for the year-to-date, you need to consider this item. Approximately 40% of this expense is reflected in our general and administrative costs, and the balance is reflected in our operating-expense category.
In our conference call last quarter, we commented on the features of $100 million convertible notes which were issued on May 30, earlier this year. As outlined in our second-quarter conference call, $52.5 million of the proceeds of this note were used to repurchase 6.6 million shares of common stock concurrent with the closing of this transaction on May 30, and the remaining proceeds of the notes were used to pay down the balance outstanding on our $100 million unsecured bank credit facility. Since we’ve talked about this before, I will not go into this further at this time. But if anyone has any further questions, I would be happy to answer them later when we open up this call for questions.

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During the third quarter, CBIZ repurchased 875,000 shares of stock in open-market activity at a cost of $6.2 million. And for the nine months ended September 30, 2006, we have repurchased a total of 8.1 million shares at a cost of approximately $62.9 million.
Also during 2006, CBIZ has made three strategic acquisitions, which we commented on in earlier conference calls. With these three acquisitions, combined with earn out payments on prior year acquisitions, CBIZ has spent approximately $23 million on acquisition-related spending through the first nine months. Capital spending for the first nine months has been approximately $5 million.
So as you consider these items, understand that cash flow continues to be strong through the first nine months for CBIZ. At September 30, 2006, there was no balance outstanding on our $100 million unsecured credit facility. And with the $100 million convertible notes net of short-term cash balances, the net debt outstanding was $84 million. This is an increase of $51.8 million in debt over the debt balance at December 31, 2005.
When considering the $62.9 million spending for share repurchases combined with the $23 million of spending on acquisitions, this indicates that the core operating cash flow of CBIZ through the first nine months has been approximately $34 million, which includes funding of the $5 million of capital spending through the first nine months.
Day sales outstanding on our receivables was 71 days at September 30, 2006, and this compares with 72 days at September 30 a year ago.
So let me reiterate — the guidance we provided at the beginning of 2006 was to increase revenue by 8% to 10% and to increase earnings per share by 20% to 25%. The results for the first nine months are in line with or above these targets, and we continue to expect that full-year 2006 results will be in line with these ranges. As we have outlined before, CBIZ’s longer-term financial goals are to grow revenue by 10% a year, and with that, achieve a growth in earnings per share of at least 20% to 25% a year.
So let me conclude with these comments, and I will turn it back over to Steve.

Steven Gerard — CBIZ, Inc.
Thank you, Ware. The highlight of the third quarter was, of course, our move to the New York Stock Exchange, a move which we’re very proud of as a company. So as we look at the quarter, we are comfortable with our revenue being up 6% for the quarter, our earnings per share being up from $0.04 a year ago to $0.05. And as Ware and I both indicated, we remain on track for our forecast for the full year of 2006.
With that, I’ll stop, and I’ll be happy to take questions from our shareholders and analysts. Rosa, you there?
QUESTION AND ANSWER

Operator
[OPERATOR INSTRUCTIONS] Our first question comes from Jim Macdonald from First Analysis. Please go ahead.

Jim Macdonald — First Analysis — Analyst
Good morning, guys.

Steven Gerard — CBIZ, Inc.
Hey, Jim.

Ware Grove — CBIZ, Inc. — CFO
Hey, Jim.

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Jim Macdonald — First Analysis — Analyst
What can you tell us about, I mean, whether this quarter’s an anomaly or whether maybe the business is starting to slow overall?

Steven Gerard — CBIZ, Inc.
Any one quarter is not the way we — anyone should look at our business, and the — we’re not seeing any general slowdown in business activity across our various business segments, to specifically answer your question. And we remain committed to the multi-year forecast in terms of our growth plans that were repeated again today. In any given quarter, the numbers could be up or down.
We had a very strong first and second quarter, as you know. Third quarter is typically a lot of training, vacations, other things which sort of slow down our revenue in some of our business units. The backlogs in our various units are no lower than normal. So we’re not seeing across-the-board slowdown. We’re seeing some specific issues in some specific businesses, but I wouldn’t call them in any way a general trend. And again, I think the way you have to look at us is over a 12-month period of time, which is the way we look at ourselves.

Jim Macdonald — First Analysis — Analyst
Great. And on the cost side, are you still seeing high demand for accountants, and is that still impacting you?

Steven Gerard — CBIZ, Inc.
Yes, there’s clearly a shortage of qualified accountants. The cost is up. The available talent is limited. We are very happy with the number of people that we added in the quarter and the number of people we added over the year, including the quality of the people we’ve been adding. We’ve been attracting some very strong senior people. But that still remains a tight market.

Jim Macdonald — First Analysis — Analyst
And it’s not usual for you guys to hire a lot in the third quarter. Is that — can you tell us why you did that this year?

Steven Gerard — CBIZ, Inc.
Well, we do hire quite a number of people, especially young people coming out of school, in the third quarter. And people in the, especially in the accounting field, tend to change in that quarter as well — or some of them do. What we’re highlighting here is we’ve attracted a large number of — a higher-than-usual number of senior people, director-level people, to add to the experience base, and we’re doing that in anticipation of what we see as another strong year in the accounting profession next year.

Jim Macdonald — First Analysis — Analyst
Let me ask one more, and I’ll let someone else ask. The G&A cost was down a lot. What’s a good level — I mean, is this a sustainable level, or is there any reason —?

Ware Grove — CBIZ, Inc. — CFO
You know, Jim, I think if you look at the trend through this year, you’re seeing maybe $6 to slightly more than $6 million a quarter. I think the $5.5 to $6 million range is sustainable.

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Final Transcript

Jim Macdonald — First Analysis — Analyst
Thanks very much. I’ll get back —

Operator
Our next question comes from Robert Kirkpatrick from Cardinal Capital. Please go ahead.

Robert Kirkpatrick — Cardinal Capital — Analyst
Good morning.

Steven Gerard — CBIZ, Inc.
Hey, Rob.

Ware Grove — CBIZ, Inc. — CFO
Hi, Rob.

Robert Kirkpatrick — Cardinal Capital — Analyst
Ware, you gave us some same-store-type numbers for the nine months for the four business units. Could you give us those numbers for the third quarter, please?

Ware Grove — CBIZ, Inc. — CFO
Yeah, I’d be happy to. The third quarter, Rob — the Financial Services Group increased by 2%. Again, the core accounting business within that group increased by a rate quite a bit higher than that, as we commented on. The Employee Services Group increased by two-tenths of a percent, so that was fairly soft. And again, as I commented, we had kind of a transactional-based business that was soft. Our Medical Management Practice Group was up 4.6%. And the National Practices Group, which is primarily our technology-services business was up 6.0%.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And then what was it about the third quarter last year that made it so unusually high for CBIZ?

Steven Gerard — CBIZ, Inc.
You know, if I knew that, I’d repeat it. I’m not trying to be flip about it. We really don’t know. We just had a convergence of a number of transactions close and a higher-than-usual usage in our accounting group. Also keep in mind that the — one of the reasons this quarter is a little softer is we’ve seen a slowdown in our Sarbanes work, which was strong in the third quarter of last year as well.
There isn’t any specific transaction that one could point to, which is why I always caution people not to be too concerned about a particular quarter, either on the upside or the downside, because so much of our business — when you realize that 80% of our business is repeat business, the 20% that isn’t really swings a quarter one way or another based on closings. So there wasn’t anything particular last year. It was just the highest — I recall that the third quarter of last year was the highest third quarter we had ever had.

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Robert Kirkpatrick — Cardinal Capital — Analyst
And could you comment on why you think you’re seeing less Sarbanes-Oxley work?

Steven Gerard — CBIZ, Inc.
I think there’s two reasons. First of all, the major companies probably pretty much have their act together today so that they’re relying less and less on consultants to help them. The small caps all got another year’s deferral, so some of the business that everyone expected would be coming in this year has slowed up a little bit. And I think what you’re seeing is most of the firms that were doing a lot of Sarbanes work now are shifting back to trying to get more internal audit, fraud audit and other related kinds of businesses.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And then where you made the comment that — and I apologize; I didn’t quite hear it correctly — something about $34 million over nine months was the free cash flow, was the operating cash flow? From a financial analyst point of view, where did those numbers come down?

Ware Grove — CBIZ, Inc. — CFO
Well, Rob, if you look at the net income and then add back the depreciation and amortization and allow for capital spending, you get approximately that amount for the first nine months.

Robert Kirkpatrick — Cardinal Capital — Analyst
But then, because of working capital swings, the quote, unquote, ‘free cash flow’ that would show up on the financial statement would be less than that.

Ware Grove — CBIZ, Inc. — CFO
It would be approximately the same. I don’t know whether it’s greater or less, Rob.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. Okay. And — that’s it. I’ll get back in line if there’s anything else. Thank you so much.

Operator
Our next question comes from Jim Macdonald from First Analysis. Please go ahead.

Jim Macdonald — First Analysis — Analyst
Yeah, a couple tidying up questions. So next year, for stock compensation, do you expect it to be about the same as this year so that comparisons will be —?

Ware Grove — CBIZ, Inc. — CFO
I’m sorry, Jim, what was the question?

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Jim Macdonald — First Analysis — Analyst
Stock-compensation expense next year — do you expect it to be similar to this year or —?

Ware Grove — CBIZ, Inc. — CFO
Yes. Remember, we typically don’t grant options until second quarter. So I think this third quarter is reflective of what I’ll call a run rate for stock-compensation expenses. It’s something that you should expect.

Jim Macdonald — First Analysis — Analyst
And on the repurchase that you did in the quarter, I didn’t notice that big of a change in the share count. Is that because of the option grants? Or is it because it was done late in the quarter?

Ware Grove — CBIZ, Inc. — CFO
Well, we of course weighted — we didn’t issue any new options in the third quarter. And as you do the math on the share count, of course the impact of the 6.6 million shares and the open-market purchases in the second quarter, and now it’s fully weighted for the third quarter, so that brings the share count down roughly at 1.7 million or so for the quarter. I think there was some increase in the equivalent shares outstanding for the options but not due to any new issuance.

Jim Macdonald — First Analysis — Analyst
Okay. And the 875,000 shares you bought back — was that done at what point, mostly, in the quarter?

Ware Grove — CBIZ, Inc. – CFO
Kind of midway through the quarter, Jim.

Steven Gerard — CBIZ, Inc.
Yeah, you would not see the impact of that yet.

Ware Grove — CBIZ, Inc. – CFO
Yeah.

Jim Macdonald — First Analysis — Analyst
That’s why I was asking. And just lastly, where are we in terms of using your cash flow for acquisitions versus [technical difficulty] bought on the acquisition pipeline?

Steven Gerard — CBIZ, Inc.
Our use of cash has remained the same. Our first priority is acquisitions. As I’ve commented before, the acquisition pipeline is as robust as it’s ever been. Having said that, I caution everyone that the close rate is very low off of a pipeline. So while we’re looking at a lot of transactions, and

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there seem to be a fair number in the market, we’re not close enough on any of them to make any announcements. Yes, the pipeline is strong, and we’ll continue to look at our available cash. And as the cash becomes available that’s not designated for acquisitions, as long as the transaction remains accretive, we’ll continue to look at buybacks.

Jim Macdonald — First Analysis — Analyst
Are we still looking at small acquisitions? Or could we see some larger ones — maybe even larger than the MMP Group acquisition this year?

Steven Gerard — CBIZ, Inc.
We’re looking — we’re looking at quite a number of transactions, some on the small side. And we’re looking at some transactions that are larger than any that we have done before.

Jim Macdonald — First Analysis — Analyst
Thanks very much.

Operator
[OPERATOR INSTRUCTIONS] We have a follow-up question from Robert Kirkpatrick from Cardinal Capital. Please go ahead.

Robert Kirkpatrick — Cardinal Capital — Analyst
Steve, I think in the year ago fourth quarter — the fourth quarter of 2005 — there was a fair amount of other income that flowed through the income statement. Can you remind us as to what that was and how much of that could be considered recurring as opposed to one time in nature?

Steven Gerard — CBIZ, Inc.
Sure.

Ware Grove — CBIZ, Inc. — CFO
Yeah, Rob, this is Ware. There are a couple of things that flow through there. First of all, the interest income on our short-term cash portfolio runs through there, but — and that can go up and down depending on our cash position. Also what runs through there are some of the contingent payments that are residual to the business sales and divestitures that occurred in prior years. So as some of those businesses hit their contingent targets, we will record that as other income.

Robert Kirkpatrick — Cardinal Capital — Analyst
And so what you’re saying is is that given that your cash balance didn’t really fluctuate a whole heck of a lot back then, a good chunk of that might have been a contingent payment.

Ware Grove — CBIZ, Inc. — CFO
That’s right.

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Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And do you — is there a seasonal nature to booking your contingent payments so that you tend to do it in the fourth quarter as opposed to other quarters?

Ware Grove — CBIZ, Inc. — CFO
No, not necessarily, Rob.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And then did we have — I noticed in the discontinued ops, there were some that were sold. Did we generate much in the way of sales proceeds through the nine months or in the third quarter?

Ware Grove — CBIZ, Inc. — CFO
No, there wasn’t much — are you talking about from a cash perspective?

Robert Kirkpatrick — Cardinal Capital — Analyst
Correct.

Ware Grove — CBIZ, Inc. — CFO
No, there wasn’t much in the third quarter. The year-to-date amount escapes me at the moment.

Robert Kirkpatrick — Cardinal Capital — Analyst
No problem. Thank you so much, gentlemen.

Operator
[OPERATOR INSTRUCTIONS] We have no further questions at this time.

Steven Gerard — CBIZ, Inc.
Okay, well, I thank everyone for calling in. I thank our employees for their continued hard work. We remain on plan for this year. We look forward to the next call, which will be our full-year call, when we’ll give an indication of our 2007 plan. With that, I look forward to talking to everybody at that time. Thank you.

Operator
Thank you, ladies and gentlemen. This concludes the CBIZ 2006 third-quarter results conference. Thank you for participating. You may all disconnect.

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